UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2018

Repros Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15281	76-0233274
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As noted previously, on December 11, 2017, Repros Therapeutics Inc. (“Repros”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Allergan Sales, LLC (“Allergan”), a wholly-owned subsidiary of Allergan plc, and Celestial Merger Sub, Inc. (“Purchaser”), a wholly-owned subsidiary of Allergan. Pursuant to the terms of the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of Repros, $0.001 par value per share (the “Shares”), at an offer price of $0.67 per Share (the “Offer Price”) in cash without interest and less any applicable withholding taxes.

The Offer expired as scheduled at one minute after 11:59 P.M., Eastern Time, on January 29, 2018 and was not extended. Computershare Trust Company, N.A., in its capacity as the depositary for the Offer (the “Depositary”), has advised that, as of the expiration of the Offer, 24,055,315 Shares (excluding Shares with respect to which Notices of Guaranteed Delivery were delivered but which Shares were not yet delivered), representing approximately 60.80 percent of the Shares issued and outstanding as of the expiration of the Offer, had been validly tendered and not validly withdrawn pursuant to the Offer. In addition, Notices of Guaranteed Delivery had been delivered for 1,742,553 Shares, representing approximately 4.40 percent of the Shares issued and outstanding as of the expiration of the Offer. The number of Shares (excluding Shares delivered pursuant to Notices of Guaranteed Delivery) tendered satisfied the Minimum Condition (as defined in the Merger Agreement). As the Minimum Condition and each of the other conditions of the Offer have been satisfied (or waived), Purchaser has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Purchaser with and into Repros (the “Merger”) set forth in the Merger Agreement were satisfied, and on January 31, 2018, Purchaser completed its acquisition of Repros by consummating the Merger, without a meeting of stockholders of Repros in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Repros continuing as the surviving corporation (the “Surviving Corporation”). The total merger consideration paid by Allergan for the outstanding Shares was approximately $26.6 million. The source of funds for the cash consideration was readily available funds.

As a result of the Merger (the “Closing”), Repros became a wholly-owned subsidiary of Allergan.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note and Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Merger Agreement.

On January 31, 2018, Repros and Allergan consummated the Merger. Pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware, the Merger became effective on January 31, 2018 (the “Effective Time”).

At the Effective Time, each share of common stock of Repros, par value $0.001 per share (“Shares”), other than shares (i) owned or held in the treasury of Repros or owned by Allergan, Purchaser or any of their respective subsidiaries or (ii) held by Repros stockholders who validly exercise appraisal rights under Delaware law with respect to such shares, shall be converted into the right to receive $0.67 per share in cash (the “Offer Price”), without interest and less any applicable withholding taxes.

Shares held by Repros stockholders who have properly demanded and perfected appraisal pursuant to the provisions of Section 262 of the Delaware General Corporation Law (“Section 262”) shall not be converted into the right to receive the Offer Price, but instead at the Effective Time shall become entitled only to payment of the fair value of such Shares determined in accordance with Section 262 (it being understood and acknowledged that at the Effective Time, such Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the fair value of such Shares as determined in accordance with Section 262).

The Merger Agreement further provided:

•	As of the Effective Time, each Company Stock Option granted under any Company Equity Plan that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, shall vest in full, and automatically be canceled and terminated as of the Effective Time, and the holder thereof shall become entitled to receive an amount of cash, if any, from the Surviving Corporation equal to the product of (A) the total number of Shares underlying such Company Stock Option outstanding immediately prior to the Effective Time multiplied by (B) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Stock Option, without interest and subject to any applicable withholding or other Taxes required to be withheld in accordance with the Merger Agreement.
•	As of the Effective Time, each outstanding restricted stock unit and any associated rights to the issuance of additional Shares upon the achievement of Repros performance goals (the “RSUs”) under any Company Equity Plan that is not then vested shall be canceled, and the former holder of such canceled RSU will be entitled, in exchange therefor, to receive (without interest) an amount in cash from the Surviving Corporation (subject to applicable tax withholdings or other Taxes required to be withheld in accordance with the Merger Agreement) equal to the product of (x) the total number of Shares subject to (or deliverable under) such RSU immediately prior to the Effective Time (determined after giving effect to the accelerated vesting and deemed achievement at maximum applicable performance levels) multiplied by (y) the Offer Price.
•	As of the Effective Time, each outstanding share of restricted stock (collectively, the “Restricted Shares”) granted under any Company Equity Plan that is subject to restrictions or otherwise not then vested shall automatically become fully vested and the restrictions thereon shall lapse, and each such share of Restricted Shares shall be canceled and the holder of such Restricted Shares will be entitled, in exchange therefor, to receive (without interest) an amount in cash (subject to applicable tax withholdings or other Taxes required to be withheld in accordance with the Merger Agreement) from the Surviving Corporation equal to the product of (x) the total number of Shares subject to such Restricted Shares immediately prior to the Effective Time (determined after giving effect to the accelerated vesting and deemed achievement at maximum applicable performance levels) multiplied by (y) the Offer Price.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to Repros’ Current Report on Form 8-K filed on December 12, 2017 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As contemplated by the Merger Agreement, on January 31, 2018, Repros notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and of Repros’ intent to remove the Shares from listing on NASDAQ and requested that NASDAQ (x) halt trading in the Shares for January 31, 2018 and suspend trading of the Shares effective before the opening of trading on February 1, 2018 and (y) file with the Securities and Exchange Commission a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Repros intends to file a Form 15 to suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act, as soon as practicable.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information provided in the Introductory Note and in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. Upon the Effective Time, the Merger constituted a change of control of Repros, resulting in Repros becoming a wholly-owned subsidiary of Allergan. There are no known arrangements which may at a subsequent date result in a change of control of Repros.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, each member of the board of directors of Repros resigned and ceased to be directors of Repros and members of any committee of Repros’ Board of Directors, and Larry Dillaha, M.D. and Katherine A. Anderson resigned from each of their respective positions as officers of Repros.

Pursuant to the Merger Agreement, as of the Effective Time, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The directors of Purchaser immediately prior to the effective time were A. Robert D. Bailey and Maria Teresa Hilado. As of the Effective Time, Repros’ Board of Directors appointed A. Robert D. Bailey as President, Stephen Kaufhold as Treasurer and Kira Schwartz as Secretary. Information regarding the new directors and executive officers has been previously disclosed in Schedule 1 of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by Purchaser on December 29, 2017.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time and pursuant to the Merger Agreement, the certificate of incorporation and bylaws of Repros were amended and restated in their entirety. A copy of Repros’ Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of Repros’ amended and restated bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Repros Therapeutic, Inc., dated as of January 31, 2018.
3.2	Amended and Restated Bylaws of Repros Therapeutic, Inc., dated as of January 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC.

By:	/s/ Katherine A. Anderson
Name:	Katherine A. Anderson
Title:	Chief Financial Officer

Dated: January 31, 2018